AS FILED WITH THE SECURITIES AND EXCHANGE COMMISSION ON OCTOBER 10, 1997
                                                  Registration No. 333-

                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549


                                    FORM S-8
                             Registration Statement
                                      Under
                           The Securities Act of 1933


                          The Great Train Store Company
             (Exact Name of Registrant as Specified in Its Charter)

            Delaware                                           75-2539189
(State or Other Jurisdiction of                             (I.R.S. Employer
 Incorporation or Organization)                            Identification No.)

         14180 Dallas Parkway, Suite 618
                     Dallas, Texas                               75240
(Address of Principal Executive Offices)                       (Zip Code)

                          The Great Train Store Company
             1994 Amended and Restated Incentive Compensation Plan
          The Great Train Store Company 1994 Director Stock Option Plan
                        (Full title of each of the Plans)

                                  James H. Levi
          Chairman of the Board, President and Chief Executive Officer
                          The Great Train Store Company
                         14180 Dallas Parkway, Suite 618
                               Dallas, Texas 75240
                     (Name and Address of Agent For Service)

                                 (972) 392-1599
          (Telephone Number, Including Area Code, of Agent For Service)

                        Copies of all correspondence to:
                             Douglas J. Bates, Esq.
                         Gallop, Johnson & Neuman, L.C.
                             Interco Corporate Tower
                              101 South Hanley Road
                            St. Louis, Missouri 63105
                                 (314) 862-1200

                                            CALCULATION OF REGISTRATION FEE
====================================================================================================================================
                                                                       Proposed             Proposed
                                                   Amount              Maximum               Maximum              Amount of
                 Title of                          to be            Offering Price          Aggregate            Registration
        Securities to be Registered            Registered (1)         Per Share          Offering Price            Fee (2)
------------------------------------------------------------------------------------------------------------------------------------
Common Stock $.01 par value................    250,000                 $8.00             $2,000,000                $607.00
====================================================================================================================================

(1)     Represents maximum number of additional shares available for issuance under the Company's 1994 Incentive Compensation
        Plan (200,000) and the Company's 1994 Director Stock Option Plan (50,000).
(2)     Estimated  solely for the purpose of calculating the  registration  fee.
        Such estimate has been  calculated in accordance  with Rule 457(h) under the  Securities Act of 1933 and is based upon the average of the bid and asked prices per share of the  Registrant's  Common Stock as reported by the Nasdaq National Market on October 6, 1997.

                                     PART II
                           INFORMATION REQUIRED IN THE
                             REGISTRATION STATEMENT


Item 3.  Information Incorporated by Reference.

The Company hereby incorporates by reference in this Registration Statement the following documents previously filed with the Commission (i) the Company's registration statement on Form S-8 (No. 33-82626), (ii) the Company's registration statement on Form S-8 (No. 333-10427), (iii) the Company's Annual Report on Form 10-KSB for the fiscal year ended December 28, 1996, (iv) the Company's Quarterly Reports on Form 10-QSB for the fiscal quarters ended March 30, 1997 and June 29, 1997, and (v) the description of the Company's common stock which is contained in the Company's registration statement on Form SB-2 (No. 33-79554).

All documents subsequently filed by the Company pursuant to Sections 13(a), 13(c), 14 and 15(d) of the Securities Exchange Act of 1934, as amended (the "Exchange Act"), prior to the filing of a post-effective amendment which indicates that all securities offered hereby have been sold or which deregisters all such securities then remaining unsold, shall be deemed to be incorporated by reference in this registration statement and to be a part hereof from the date of filing of such documents. Any statement contained in a document incorporated by reference herein and filed prior to the filing hereof shall be deemed to be modified or superseded for purposes of this registration statement to the extent that a statement contained herein modifies or supersedes such statement, and any statement contained herein or in any other document incorporated by reference herein shall be deemed to be modified or superseded for purposes of this registration statement to the extent that a statement contained in any other subsequently filed document which also is incorporated by reference herein modified or supersedes such statement. Any such statement so modified or superseded shall not be deemed, except as so modified or superseded, to constitute a part of this registration statement.

Item 4.  Description of Securities

Not Applicable.

Item 5.  Interests of Named Experts and Counsel.

The validity of the securities offered hereby is being passed upon by Gallop, Johnson & Neuman, L.C. Mr. Charles M. Tureen, a member of the Company's Board of Directors, was a member of such firm until December, 1996, when he became of counsel to the firm. Members of Gallop, Johnson & Neuman, L.C., together with Mr Tureen, beneficially own approximately 50,487 shares of the Company's common stock.

Item 6.  Indemnification of Directors and Officers

Section 145 of the General Corporation Law of the State of Delaware permits indemnification by a corporation of certain officers, directors, employees and agents. Consistent therewith, Article VIII of the Company's Bylaws requires that the Company indemnify all persons whom it may indemnify pursuant thereto to the fullest extent permitted by Section 145. Article VIII also provides that expenses incurred by an officer or director of the Company or any of its direct or indirect wholly-owned subsidiaries, in defending a civil or criminal action, suit or proceeding, will be paid by the Company in advance of the final disposition of such action, suit or proceeding upon receipt of an undertaking by or on behalf of such officer, director, employee or agent to repay such amount if it shall ultimately be determined that he is not entitled to be indemnified by the Company as authorized. Such expenses incurred by other employees and agents may be so paid upon such terms and conditions, if any, as the Board of Directors deems appropriate.

In addition, Article VII of the Certificate provides that directors of the Company shall not be personally liable for monetary damages to the Company or its stockholders for a breach of fiduciary duty as a director, except for liability as a result of (i) a breach of the director's duty of loyalty to the Company or its stockholders; (ii) acts or omissions not in good faith or which involve intentional misconduct or a knowing violation of law; (iii) an act related to the unlawful stock repurchase or payment of a dividend under Section 174 of Delaware General Corporation Law; and (iv) transactions from which the director derived an improper personal benefit.

The Company has procured and intends to maintain a policy of insurance under which the directors and officers of the Company will be insured, subject to the limits of the policy, against certain losses arising from claims made against such directors and officers by reason of any acts or omissions covered under such policy in their respective capacities as directors or officers, including liabilities under the Securities Act may be permitted to directors, officers and controlling persons of the Company pursuant to the foregoing provisions, or otherwise, the Company has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable.

Item 7.  Exemption from Registration Claimed

Not Applicable.

Item 8.  Exhibits

See Exhibit Index.

Item 9.  Undertakings

(a)      The undersigned Registrant hereby undertakes:

         (1) To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:

         (i) To include any prospectus required by Section 10(a)(3) of the Securities Act of 1933;

         (ii) To reflect in the prospectus any facts or events arising after the effective date of this registration statement (or the most recent post-effective amendment hereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in this registration statement;

         (iii) To include any material information with respect to the plan of distribution not previously disclosed in this registration statement or any material change to such information in this registration statement;

provided, however, that paragraphs (a)(1)(i) and (a)(1)(ii) do not apply if the registration statement is on Form S-3, Form S-8 or Form F-3, and the information required to be included in a post-effective amendment by those paragraphs is contained in periodic reports filed with or furnished to the Commission by the Registrant pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934 that are incorporated by reference in the registration statement.

         (2) That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

         (3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

(b) The undersigned Registrant hereby undertakes that, for purposes of determining any liability under the Securities Act of 1933, each filing of the Registrant's annual report pursuant to Section 13(a) or Section 15(d) of the Securities Exchange Act of 1934 (and, where applicable, each filing of an employee benefit plan's annual report pursuant to Section 15(d) of the Securities Exchange Act of 1934) that is incorporated by reference in this registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(c)-(g)  Not Applicable.

(h) Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the Registrant pursuant to the foregoing provisions, or otherwise, the Registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the Registrant of expenses incurred or paid by a director, officer or controlling person of the Registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the Registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.

(i)      Not Applicable.

(j)      Not Applicable.

                                   SIGNATURES

         The Registrant. Pursuant to the requirements of the Securities Act of 1933, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized in the Village of Larchmont, State of New York, on October 6, 1997.

                                      THE GREAT TRAIN STORE COMPANY


                                      By: /s/ James H. Levi
                                          -----------------------------
                                          James H. Levi,
                                          Chairman of the Board, President
                                          and Chief Executive Officer

                                POWER OF ATTORNEY

         We, the undersigned officers and directors of The Great Train Store Company, hereby severally and individually constitute and appoint James H. Levi and Douglas J. Bates and each of them, the true and lawful attorneys and agents of each of us to execute in the name, place and stead of each of us (individually and in any capacity stated below) any and all amendments to this Registration Statement on Form S-8 and all instruments necessary or advisable in connection therewith and to file the same with the Securities and Exchange Commission, each of said attorneys and agents to have the power to act with or without the other and to have full power and authority to do and perform in the name and on behalf of each of the undersigned every act whatsoever necessary or advisable to be done in the premises as fully and to all intents and purposes as any of the undersigned might or could do in person, and we hereby ratify and confirm our signatures as they may be signed by our said attorneys and agents and each of them to any and all such amendments and instruments.

         Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed by the following persons in the capacities and on the dates indicated.

      Name                       Title                                 Date
      ----                       -----                                 ----


/s/ James H. Levi       Chairman of the Board, President         October 6, 1997
James H. Levi           Chief Executive Officer and Director


/s/ Cheryl A. Taylor    Vice President-Finance and               October 6, 1997
Cheryl A. Taylor        Administration (Principal Financial
                        and Accounting Officer)

/s/ Charles M. Tureen   Director                                 October 6, 1997
Charles M. Tureen


/s/ John J. Schultz     Director                                 October 6, 1997
John J. Schultz


                        Director
Robert M. Warner


                        Director
Joel S. Pollack

                                    FORM S-8

                          THE GREAT TRAIN STORE COMPANY


                                  EXHIBIT INDEX

Exhibit
Number                      Description                                 Page

5.1     Opinion of Gallop, Johnson & Neuman, L.C........................

10.1    The Great Train Store Company Amended and Restated 1994
        Incentive Compensation Plan.....................................

10.2*   The Great Train Store Company 1994 Director Stock Option
        Plan............................................................

10.3**  First Amendment to The Great Train Store Company 1994
        Directors Stock Option Plan.....................................

10.13   Second Amendment to The Great Train Store Company 1994
        Directors Stock Option Plan.....................................

23.1    Consent of KPMG Peat Marwick LLP, independent public
        accountants.....................................................

23.2    Consent of Gallop, Johnson & Neuman, L.C.(included in
        Exhibit 5.1)....................................................

24.1    Power of Attorney (included on signature page of the
        registration statement).........................................


  * Incorporated by reference to registration statement on Form SB-2 (No. 33-79554).

** Incorporated by reference to Annual Report on Form 10-KSB for the fiscal year ended December 30, 1995.